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                                                                    EXHIBIT 10.3

                    COVENANT NOT TO COMPETE AGREEMENT dated as of February 8,
               1999 (this "Agreement"), between ARCH CHEMICALS, INC., a Virginia corporation ("Arch"), and OLIN CORPORATION, a Virginia corporation ("Olin"). Each of Arch and Olin are sometimes hereinafter referred to as a "Party" and collectively referred to as the "Parties".

                                  WITNESSETH:
                                  -----------

          WHEREAS, Olin and Arch have entered into that certain Distribution Agreement dated as of the date hereof, between Olin and Arch (the "Distribution Agreement"), providing for the distribution of all of the outstanding shares of common stock of Arch to the shareholders of Olin;

          WHEREAS, prior to entering into the Distribution Agreement, the Parties and their predecessor businesses freely shared information concerning their respective businesses, including the research and development of specialty chemical products and other chemical products and product-related services, as these businesses were part of a single corporate entity and parent-subsidiary corporate structure;

          WHEREAS, Olin and Arch each have a substantial amount of know-how and other knowledge concerning the operations of the business of the other entity; and

          WHEREAS, to allow each of Olin and Arch to obtain the full value of its respective rights under the Distribution Agreement, Olin and Arch desire to enter into and execute this Agreement concerning the Arch Business and the Olin Business (as such terms are defined in the Distribution Agreement).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth below, the Parties hereby agree as follows:

1.   Definitions.
     ------------

     Capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Distribution Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

"Engage In" and derivations thereof shall mean directly or indirectly to engage in, own, manage, participate in, or otherwise obtain an interest in (as owner, stockholder, agent, partner, representative, director, consultant, or otherwise).


"Non-Compete Term" shall mean a five (5) year period commencing on the
     Distribution Date.
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                                                                               2


"Non-Solicit Term" shall mean a two (2) year period commencing on the Distribution Date.

"Pension Plan" shall mean, with respect to a Party and its Affiliates, any "employee pension benefit plan" or "pension plan", in each case as defined in Title 1, Subtitle A, Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, of such Party and its Affiliates.

"Territory" shall mean the entire world.

"Water Treatment" shall mean the manufacture, sale, marketing or distribution of water purification products and product-related services for the purpose of water purification or sanitization.


2.   Covenant Not to Compete.
     ------------------------

     During the Non-Compete Term:

                (a) Olin agrees that it shall not, and shall not permit any of its Subsidiaries, to Engage In, anywhere in the Territory, the manufacture, sale, marketing or distribution of products or product-related services that are the same as or substantially similar to those which the Arch Business is manufacturing, selling, marketing or distributing as of the Distribution Date ("Arch Business Activities"); provided,
                                                                    -------
                    however, that nothing herein shall prevent Olin and its
                    -------
                    Subsidiaries from (i) Engaging In Water Treatment, except that Olin and its Subsidiaries may not Engage In Water Treatment with respect to those products (including products substantially similar in chemical composition to any such product or derivative of such product; it being understood and agreed by the Parties that sodium hydrosulfite is not substantially similar in chemical composition to calcium hypochlorite) that are manufactured, sold, marketed or distributed by the Arch Business as of the Distribution Date; and/or (ii) making any investment through a Pension Plan of Olin or any of its Subsidiaries.

                (b) Arch agrees that it shall not, and shall not permit any of its Subsidiaries, to Engage In, anywhere in the Territory, the manufacture, sale, marketing or distribution of products or product-related services that are the same as or substantially similar to those which the Olin Business is manufacturing, selling, marketing or distributing as of the Distribution Date ("Olin Business Activities"); provided,
                                                                    --------
                    however, that nothing herein shall prevent Arch and its
                    -------
                    Subsidiaries from making any investment through a Pension Plan of Arch or any of its Subsidiaries.
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                                                                               3

                (c) Nothing herein shall prevent Olin and Arch from mutually agreeing to develop or manufacture chemical products or product-related services cooperatively, whether through subcontracting, work share arrangements or joint development projects.

                (d) Neither Party shall be deemed to violate this Section 2 in the event that such Party directly or indirectly acquires in whole or in part (an "Acquisition") any person or business (an "Acquired Enterprise"), that Engages In (x) in the case of Olin, Arch Business Activities and (y) in the case of Arch, Olin Business Activities; provided, that such Acquired Enterprise does not have a significant portion of its gross revenues (measured at the time it is acquired by such Party) attributable to Arch Business Activities or Olin Business Activities, as the case may be. Olin or Arch may continue, after consummation of an Acquisition, the Arch Business Activities or the Olin Business Activities, as the case may be, of the Acquired Enterprise as and to the extent, in the same manner and for the same purposes that the Acquired Enterprise Engaged In such Arch Business Activities or Olin Business Activities, as the case may be, immediately prior to the consummation of the Acquisition. Notwithstanding the foregoing, neither Olin nor Arch may consummate any Acquisition or series of Acquisitions pursuant to this
                    Section 2(d), or continue any Arch Business Activities or Olin Business Activities, as the case may be, pursuant to this Section 2(d), the purpose of which would be to evade, or that are part of a scheme, device or plan to evade, the purpose or spirit of this Agreement.


3.   Covenant Not To Solicit.
     ------------------------

     During the Non-Solicit Term:

                (a) Olin agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) solicit, recruit or hire for employment, (ii) induce or encourage to leave the employment of Arch or its Subsidiaries or (iii) attempt to do any of the foregoing with respect to, any employee of Arch or its Subsidiaries, who is (other than through a violation of Section 3(b)) such during the Non-Solicit Term.

                (b) Arch agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) solicit, recruit or hire for employment, (ii) induce or encourage to leave the employment of Olin or its Subsidiaries or (iii) attempt to do
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                                                                               4

                    any of the foregoing with respect to, any employee of Olin or its Subsidiaries, who is (other than through a violation of Section 3(a)) such during the Non-Solicit Term.

                (c) Notwithstanding the foregoing, if a Party (the "Solicitor")
                    desires to engage in any actions with respect to employees of the other Party (the "Solicitee") that would otherwise be prohibited by Sections 3(a) or 3(b) above (a "Prohibited Solicitation"), then the appropriate corporate officer in charge of human resources matters of the Solicitor shall contract the analogous corporate officer of the Solicitee and inform such Solicitee officer of such desire. Only upon the express prior written consent of the Solicitee, which consent may be withheld in the Solicitee's sole and absolute discretion, may the Solicitor engage in such Prohibited Solicitation with respect to such employee of the Solicitee.

                (d) Nothing in this Section 3 shall be deemed to prohibit either
                    Party or its respective Subsidiaries from (i) making a general solicitation of employment opportunities or openings ("Opportunities") through the public media (including the Internet), (ii) posting or advertising Opportunities at any location where such Party has employees, including common areas used by the employees of both Parties or any of their respective Subsidiaries, (iii) listing any Opportunities in any government or government-sponsored job bank or opportunity center or (iv) making any dissemination required to be made by law regarding Opportunities.

                (e) This Section 3 shall not apply with respect to (i) any individual who is the subject of Section 4.3 of the Information Technology Services Agreement, which Section 4.3 shall preempt this Section 3 with respect to any such individual, (ii) any employee of Olin who is leased from Olin to Arch after the Distribution Date and (iii) any individual who ceases to be an employee of Olin or Arch, for the time such individual ceases to be such an employee.


4.        Reasonableness.
          ---------------

          The Parties hereto agree that the terms contained in this Agreement are reasonable in all respects. In the event that a court determines that any of the terms or provisions of this Agreement are unreasonable, the court may limit the application of any provision or term, or modify any provision or term, and proceed to enforce the Agreement as so limited or modified.
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                                                                               5

5.        Severability.
          -------------

          The Parties hereto agree that each and every paragraph, sentence, term and provision of this Agreement shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Agreement shall be construed in all respects as if the invalid or unenforceable matter had been omitted. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The Parties intend the covenants of Sections 2 and 3 to be a series of separate covenants, one for each county of each and every state, province, territory or political jurisdiction of the Territory and one for each month of the period
          specified above.   If, in any arbitration or judicial proceeding, an
          arbitrator or a court shall refuse to enforce any one or more of such separate covenants because the total time and/or the geographic boundaries thereof are deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time and/or geography, be enforced for such lesser period of time and/or for such more limited geographic area as shall be deemed reasonable and not excessive by such arbitrator or court.

6.        Specific Performance.
          ---------------------

          Each of the Parties hereto acknowledges that its covenants in this Agreement are of a special and unique character, and that there is no adequate remedy at law for failure by such Parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their covenants and agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the Parties hereto under this Agreement or at law or in equity.

7.        Merger, Sale of Assets, Spin-Off, Etc.  During the Noncompete Term,
          --------------------------------------
          neither Party shall (i) consolidate with or merge into any other person, (ii) convey, transfer or lease its properties and assets substantially as an entirety to any other person or (iii) spin off, distribute the capital stock to its shareholders of, or engage in a similar divisive transaction with respect to, a subsidiary, division or any of its assets (each of the transactions described in clauses
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                                                                               6

          (i) through (iii) being referred to as a "Transaction"), in each case, unless:

          (a) The person formed by or party to such Transaction shall (x) be a corporation, (y) be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (z) expressly assume, by an instrument satisfactory to the other Party, each and every obligation of said Party to be performed or observed hereunder;

          (b) The Party attempting to consummate a Transaction shall have delivered to the other Party immediately prior to the consummation of such Transaction a Certificate executed by its Chief Executive Officer and Chief Financial Officer stating that such Transaction complies with this Section 7 and that all conditions precedent herein relating to such Transaction have been complied with; and

          (c) Notwithstanding anything to the contrary in this Agreement, in the event that a Transaction (other than a Transaction described in clause (iii) of the first paragraph of this Section 7) is consummated, the person formed by or party to such Transaction (the "Acquiror"), after consummation of such Transaction may (x) in the case of a Transaction involving Olin, Engage In Arch Business Activities or (y) in the case of a Transaction involving Arch, Engage In Olin Business Activities, in either case, only as and to the extent the Acquiror Engaged In such Arch Business Activities or Olin Business Activities, as the case may be, immediately prior to such Transaction; provided, however, that
                                                     --------  -------
              nothing in this Agreement shall prohibit the Acquiror from expanding its Engagement In such Arch Business Activities or Olin Business Activities, as the case may be, within the scope thereof that the Acquiror Engaged In immediately prior to the consummation of such Transaction.

8.        Dispute Resolution.   In the event of a controversy, dispute or claim
          ------------------
          arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the respective General Counsels of the Parties or their designees shall negotiate, commencing within 30 days of the occurrence of such Agreement Dispute, in good faith for a reasonable period of time to settle such Agreement Dispute. If after such reasonable period such General Counsels or their
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                                                                               7

          designees are unable to settle such Agreement Dispute (and in any event after 60 days have elapsed from the time the relevant parties began such negotiations), such Agreement Dispute shall be determined, at the request of any relevant party, by arbitration conducted in New York City before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. (S)10(a) as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof in accordance with Section 13 hereof. Unless the arbitrator otherwise determines, the pre-trial discovery of the then-existing Federal Rules of Civil Procedure and the then-existing Rules 46 and 47 of the Rules of the United States District Court for the Southern District of New York shall apply to any arbitration hereunder. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this Section 8 shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any United States District Court or Court of Appeals or such other qualified person as the relevant parties may agree to designate, provided such individual has had substantial professional experience
          --------
          with regard to settling commercial disputes. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of a situs or a governing law for this Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In his award the arbitrator shall allocate, in his discretion, among the Parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the Parties. The Parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the
                                                     --------  -------
          arbitrator shall not be entitled to award punitive damages.

9.        Attorney Fees.  A Party in breach of this Agreement shall, on demand,
          --------------
          indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without
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          limitation, legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled hereunder or otherwise.

10.       Notices.
          --------

          All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

            To Olin Corporation:

            501 Merritt 7
            4th Floor
            Norwalk, CT 06851

            Attn:  General Counsel

            To Arch Chemicals, Inc.:

            501 Merritt 7
            3rd Floor
            Norwalk, CT 06851

            Attn:  General Counsel

11.       Successors.
          -----------

          This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.       Applicable Law.
          ---------------

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to its conflict of laws provisions.

13.       Consent to Jurisdiction.
          ------------------------

          Without limiting the provisions of Section 8 hereof, each of the Parties irrevocably submits to the exclusive personal jurisdiction and venue of (a) the Circuit Court of Henrico County,
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                                                                               9

          Commonwealth of Virginia, and (b) the United States District Court for the Eastern District of Virginia (Richmond Division) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Eastern District of Virginia (Richmond Division) or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of Henrico County, Commonwealth of Virginia. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Virginia with respect to any matters to which it has submitted to jurisdiction in this Section 13. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of Henrico County, Commonwealth of Virginia, or (ii) the United States District Court for the Eastern District of Virginia (Richmond Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and the right to object, with respect to such action, suit or proceeding, that such court does not have jurisdiction over such Party.

14.       Miscellaneous.
          --------------

          (a) Amendments.  This Agreement may not be modified or amended
              -----------
              except by an agreement in writing signed by the Parties.

          (b) Waivers.  The failure of either Party to require strict
              --------
              performance by the other party of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

          (c) Title and Headings.  Titles and headings to sections herein are
              -------------------
              inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (d) Third Party Beneficiaries. This Agreement is solely for the
              --------------------------
              benefit of the Parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability,
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              reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         (e)  Complete Agreement; Construction.  This Agreement shall
              ---------------------------------
              constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
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                                                                              11


          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

                         ARCH CHEMICALS, INC.

                         By: /s/ Sarah A. O'Connor
                             -------------------------
                             Name:  Sarah A. O'Connor
                             Title: Vice President


                         OLIN CORPORATION

                         By:  /s/ Johnnie M. Jackson, Jr.
                              -----------------------------------
                              Name:   Johnnie M. Jackson, Jr.
                              Title:  Vice President,
                                      General Counsel & Secretary